Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2008 (except Note 19, as to which the date is April 21, 2008) in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-148486) and related Prospectus of Colfax Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Richmond, Virginia

April 30, 2008